SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 17, 1999

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                          CONCENTRA MANAGED CARE, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                  000-22751                04-3363415
          (State or other        (Commission File Number)    (I.R.S. Employer
   jurisdiction of incorporation)                         Identification Number)

          312 UNION WHARF
       BOSTON, MASSACHUSETTS                                        02109
       (Address of principal                                     (Zip code)
         executive offices)

       Registrant's telephone number, including area code: (617) 367-2163

                                 NOT APPLICABLE
                  (former address if changed since last report)


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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

See the press releases attached hereto as Exhibit 99.1 and Exhibit 99.2 dated August 17, 1999 regarding the merger of Concentra Managed Care, Inc. with Yankee Acquisition Corp. and the completion of Concentra's tender offer for subordinated notes. Through the merger, Yankee acquired approximately 100% of the shares of common stock of Concentra. As a result of the merger, Welsh, Carson, Anderson & Stowe VIII, L.P. and certain of its affiliates own approximately 87% of Concentra.

To finance the acquisition of Concentra, investors, including WCAS, invested approximately $393,000,000 in equity financing, including the value of shares and convertible subordinated notes already owned by WCAS. Additionally, Concentra Operating Corporation, a wholly-owned subsidiary of Concentra, has obtained financing in the form of $375,000,000 under new term loan facilities and a new $100,000,000 revolving credit facility. Concentra Operating Corporation has also raised approximately $190,000,000 through the issuance of 13% senior subordinated notes due 2009. Concentra has raised a net amount of $110,000,000 through the issuance of 14% senior discount debentures due 2010 with warrants issued by Concentra exercisable for its common stock.

WCAS will appoint all of the directors of Concentra, with the exception of one director who will be appointed by affiliates of Ferrer Freeman Thompson & Co., LLC.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

         99.1 Press Release of Registrant dated August 17, 1999 entitled "CONCENTRA STOCKHOLDERS APPROVE MERGER WITH YANKEE ACQUISITION CORP."

         99.2 Press Release of Registrant dated August 17, 1999 entitled "CONCENTRA COMPLETES TENDER OFFER FOR SUBORDINATED NOTES"

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          CONCENTRA MANAGED CARE, INC.
                          (Registrant)


                           By:
                              --------------------------------
                           Name:    Richard A. Parr II
                           Title:   Executive Vice President, General Counsel &
                                    Secretary

Date:    August 20, 1999

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

         99.1 Press Release of Registrant dated August 17, 1999 entitled "CONCENTRA STOCKHOLDERS APPROVE MERGER WITH YANKEE ACQUISITION CORP."

         99.2 Press Release of Registrant dated August 17, 1999 entitled "CONCENTRA COMPLETES TENDER OFFER FOR SUBORDINATED NOTES"